AMENDED AND RESTATED BYLAWS

                                       OF

                              MACROCHEM CORPORATION

ARTICLE I.    OFFICES.

     SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.

     SECTION 2. ADDITIONAL OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II.   MEETINGS OF STOCKHOLDERS.

     SECTION 1. TIME AND PLACE. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other business properly brought before the meeting pursuant to these Bylaws may be transacted.

     SECTION 3. SPECIAL MEETINGS. Except as otherwise provided in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, or a majority of the Board of Directors, and shall be called by the President or the Secretary upon the request, in writing, of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. A stockholder request for a special meeting shall be signed, dated and delivered to the Secretary, shall state the purpose of the proposed meeting, and shall provide the information required by Article II, Sections 5.1(c) and 5.2(c) hereof. The Board of Directors or, in the absence of action by the Board of Directors, the Chairman of the Board, shall have the sole power to determine the date, time and place for any special meeting of stockholders, and to set a record date for the determination of stockholders entitled to vote at such meeting pursuant to Article IX, Section 4 hereof. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in
Article II, Section 4 hereof, that a meeting will be held at the place, time and date and in accordance with the record date determined by the Board of Directors or the Chairman of the Board. The stockholders requesting the special meeting shall not have the power to give notice of the meeting.

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     SECTION 4. NOTICE OF MEETING OF STOCKHOLDERS. Whenever stockholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the meeting.

     SECTION 5. ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS OR STOCKHOLDER PROPOSED BUSINESS.

             5.1 ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation except as may be otherwise provided in the Certificate with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances.

                 (a)  ANNUAL MEETINGS OF STOCKHOLDERS.

                      (1) Nominations of persons for election to the Board of
             Directors of the Corporation may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting delivered pursuant to Article II, Section 4 of these By-laws (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chairman of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 5.1 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 5.1.

                      (2) For nominations to be properly brought before an
             annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 5.1, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or

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             postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. The stockholder's notice shall contain, at a minimum, the information set forth in Section 5.1(c).

                      (3) Notwithstanding anything in the second sentence of
             paragraph (a)(2) of this Section 5.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

                 (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation's notice of meeting given pursuant to
       Article II, Section 4 of these By-laws. To the extent such business includes the election of directors, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chairman of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 5.1(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and who gives timely notice in writing by the Secretary of the Corporation. The stockholder's notice shall contain, at a minimum, the information set forth in Section 5.1(c). To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                 (c) CONTENTS OF STOCKHOLDER'S NOTICE. Any stockholder's notice required by this Section 5.1 shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director
       (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person,
       (iii) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, (iv) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (v) any other

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       information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                 (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5.1 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether a nomination to be brought before an annual or special meeting was made in accordance with the procedures set forth in this Section 5.1 and (ii) if any proposed nomination is not in compliance with this Section 5.1 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's nominee in compliance with such stockholder's representation as required by Section (c) of this Section 5.1), to declare that such nomination shall be disregarded.

             5.2 ADVANCE NOTICE OF STOCKHOLDER PROPOSED BUSINESS. No business shall be transacted at a meeting of stockholders except in accordance with the following procedures.



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                 (a)  ANNUAL MEETINGS OF STOCKHOLDERS.


                      (1) The proposal of business to be considered by the
                  stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting delivered pursuant to Article II, Section 4 of these By-laws (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 5.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this
                  Section 5.2.

                      (2) For business to be properly brought before an annual
                  meeting by a stockholder pursuant to clause (iii) of paragraph
                  (a)(1) of this Section 5.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action as determined by the Board of Directors. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. The stockholder's notice shall contain, at a minimum, the information set forth in Section 5.2(c).

                 (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation's notice of meeting given pursuant to
       Article II, Section 4 of these By-laws.

                 (c) CONTENTS OF STOCKHOLDER'S NOTICE: Any stockholder's notice required by this Section 5.2 shall set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or

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         proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to propose the items of business set forth in the notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal, and (vi) any other information relating to such stockholder, beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.

                 (d) Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether any business proposed to be brought before an annual or special meeting was proposed in accordance with the procedures set forth in this Section 5.2 and (ii) if any proposed business is not in compliance with this Section
       5.2 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by Section (c) of this Section 5.2), to declare that such proposed business shall not be transacted.

             5.3  GENERAL.

                 (a) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


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                 (b) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 6. LIST OF STOCKHOLDERS. The transfer agent or the officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

     SECTION 7. CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.





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     SECTION 8. QUORUM. Except as otherwise provided by law, the Certificate of
Incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chair of the meeting shall have the power and duty to determine whether a quorum is present at any stockholder meeting.

     SECTION 9. VOTING.

             9.1 At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

             9.2 All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

     SECTION 10. PROCEDURES FOR STOCKHOLDER ACTION BY CONSENT.

             10.1  REQUEST FOR RECORD DATE.

                 (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this
       Section 10.1. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 10.1(b) below. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to Section 10.1(b)) no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after

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         the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 10.3 below unless prior action by the Board of Directors is required under the General Corporation Law of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                 (b) Any stockholder's notice required by this Section 10.1 shall describe each action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be adopted by consent and the language of any proposed amendment to the By-laws of the Corporation), (ii) the reasons for soliciting consents for the proposal,
       (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a director (i) the name, age, business address, residence address and nationality of the person,
       (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in filings required to be made in connection with solicitations of proxies or consents for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder as they appear on the Corporation's books, and the name and address of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons relating to the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (v) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under Section 10.1(a), the Corporation may require the stockholder of record and/or

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         beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

             10.2 FORM OF CONSENT. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 10 as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 10, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

             10.3 DELIVERY OF CONSENT. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary of the Corporation at the Corporation's principal place of business. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

             In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; PROVIDED, HOWEVER, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 10.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 10.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

     SECTION 11. ADJOURNMENT OF MEETING. Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not

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be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten
(10) days prior to the date of the adjourned meeting.

             At an adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

             SECTION 12. POSTPONEMENT AND CANCELLATION OF MEETING. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

ARTICLE III.  DIRECTORS.

     SECTION 1. GENERAL POWERS, NUMBER, AND TENURE. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next annual meeting and until his successor is elected and shall qualify. Directors need not be stockholders.

     SECTION 2. VACANCIES. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of the stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

     SECTION 3. REMOVAL OR RESIGNATION.

                  3.1 Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the share then entitled to vote at an election of directors.

                  3.2 Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     SECTION 4. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 5. ANNUAL MEETING. The annual meeting of each newly elected Board of Directors may be held at a time convenient to the Board. The annual meeting may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

     SECTION 6. REGULAR MEETINGS. Additional regular meetings of the Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two or more directors. Notice of a special meet ing of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting if such notice is given personally or by telephone or sent by telegram, telecopier or other electronic means. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least three days before the special meeting if given by regular mail. No notice of a special meeting shall be necessary if the time and place of the special meeting was set by resolution at a validly convened meeting of the Board of Directors. The notice of a special meeting need not state the purpose or purposes of the meeting.

     SECTION 8. QUORUM AND ADJOURNMENTS. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

     SECTION 9. COMPENSATION. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

     SECTION 10. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     SECTION 11. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

ARTICLE IV.  COMMITTEES.

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one director, whom shall be designated as Chairman of the Executive Committee. A member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

     SECTION 2. POWERS. The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

     SECTION 3. PROCEDURE AND MEETINGS. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and shall act as Secretary of the Executive Committee.

     SECTION 4. QUORUM. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee;

provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

     SECTION 5. OTHER COMMITTEES. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

     SECTION 6. COMMITTEE CHANGES. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     SECTION 7. COMPENSATION. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

     SECTION 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

     SECTION 9. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.

ARTICLE V.  NOTICES.

     SECTION 1. FORM AND DELIVERY. Except as otherwise provided by law, the Certificate of Incorporation, or these By-laws, notices to directors and stockholders may be given personally or in writing by United States regular mail addressed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice shall be deemed given when deposited in the United States mail with postage pre-paid. Notice to directors also may be given by telegram, telecopier, telephone or other electronic means.

     SECTION 2. WAIVER. Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VI.  OFFICERS.

     SECTION 1. DESIGNATIONS. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

     SECTION 2. TERM OF, AND REMOVAL FROM, OFFICE. At its first regular meeting after each annual meeting of stockholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer. It may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 3. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

     SECTION 4. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

     SECTION 5. THE PRESIDENT.

             5.1 The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

             5.2 Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     SECTION 6. THE VICE PRESIDENT. The Vice President, if any, or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     SECTION 7. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     SECTION 8. THE ASSISTANT SECRETARY. The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     SECTION 9. THE TREASURER. The Treasurer shall have custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

ARTICLE VII.  INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and/or hold harmless, as such separate and independent rights shall be applicable to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Article VII, Section 3 hereof, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

     SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding as incurred and in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise. Except as otherwise provided in
Article VII, Section 3 hereof, the Corporation shall be required to pay expenses in advance in connection with a proceeding (or part thereof) commenced by a Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

     SECTION 3. CLAIMS. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

     SECTION 4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     SECTION 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     SECTION 7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII.  AFFILIATED TRANSACTIONS AND INTERESTED DIRECTORS.

     SECTION 1. AFFILIATED TRANSACTIONS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

             1.1 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

             1.2 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, or ratified by the Board of Directors, a committee thereof, or the stockholders.

     SECTION 2. DETERMINING QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

ARTICLE IX.  STOCK CERTIFICATES.

     SECTION 1. FORM AND SIGNATURES.

             1.1 Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimiles. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

             1.2 All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

     SECTION 2. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation.

     SECTION 3. REGISTERED STOCKHOLDERS.

             3.1 Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

             3.2 If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

     SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action other than stockholder action by written consent, shall not be more than sixty days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose (other than stockholder action by written consent) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

ARTICLE X.        GENERAL PROVISIONS.

     SECTION 1. DIVIDENDS. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

     SECTION 2. RESERVES. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

     SECTION 3. FISCAL YEAR. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on December 31 in each year.

     SECTION 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Delaware".

ARTICLE XI.                AMENDMENTS.

         The Board of Directors shall have the power to alter and repeal these Bylaws and to adopt new Bylaws.